Exhibit T3D.2

HCMP 370/2017

[SEAL]

IN THE HIGH COURT OF THE

HONG KONG SPECIAL ADMINISTRATIVE REGION

COURT OF FIRST INSTANCE

MISCELLANEOUS PROCEEDINGS NO. 370 OF 2017

_______________

IN THE MATTER of MONGOLIAN MINING
CORPORATION (in Provisional Liquidation in the
Cayman Islands)

- and -

IN THE MATTER of Section 673 of the Companies
Ordinance (Cap. 622)

_______________

BEFORE THE HONOURABLE MR JUSTICE HARRIS IN COURT

____________________

ORDER

__________________

UPON THE PETITION of the above-named Mongolian Mining Corporation (in Provisional Liquidation in the Cayman Islands) (the “Company”), whose registered office is situate at PWC Corporate Finance and Recovery (Cayman) Limited, P.O. Box 258, 4th Floor, 18 Forum Lane, Camana Bay, Grand Cayman, KY-1104, Cayman Islands, acting by Mr. Simon Conway and Mr. Christopher So Man Chun, as joint provisional liquidators of the Company appointed by the Grand Court of the Cayman Islands, preferred unto this Court on 20 April 2017

AND UPON READING the said Petition, the First Affirmation of Christopher So Man Chun (“So”) filed on 7 March 2017 with the exhibit referred to therein and the Second Affirmation of So filed on 21 April 2017 with the exhibit referred to therein

AND UPON HEARING Leading Counsel for the Company

THIS COURT HEREBY SANCTIONS the Scheme of Arrangement as set forth in Annex 1 to the said Petition in the First Schedule hereto pursuant to section 673(2) of the Companies Ordinance (Cap. 622) so as to be binding on the Company and the Scheme Creditors (as defined in the said Scheme) subject to the satisfaction or waiver (if applicable) of any and all conditions set out in the said Scheme

AND IT IS ORDERED that the Company do deliver an official copy of this Order to the Registrar of Companies

AND IT IS FURTHER ORDERED that the costs of and incidental to the said Petition be paid out of the assets of the Company as an expense of the provisional liquidation of the Company

AND IT IS FURTHER ORDERED that the Company do have liberty to apply for an order or orders under section 675 of the Companies Ordinance (Cap. 622).

Dated this 25th day of April 2017.

Registrar

HCMP 370/2017

  IN THE HIGH COURT OF THE

  HONG KONG SPECIAL ADMINISTRATIVE REGION

  COURT OF FIRST INSTANCE

  MISCELLANEOUS PROCEEDINGS NO. 370 OF 2017

IN THE MATTER of MONGOLIAN MINING
CORPORATION (in Provisional Liquidation in the
Cayman Islands)

and

IN THE MATTER of Section 670 of the Companies
Ordinance (Cap. 622)

ORDER

Dated this 25th day of April 2017.
Filed this 26th day of April 2017.

Davis Polk & Wardwell
Solicitors for the Company
(in Provisional Liquidation in the Cayman Islands)
18/F The Hong Kong Club Building
3A Chater Road
Hong Kong
Tel: 2533 3300 / Fax: 2533 3388
Ref: 13026/016 (JW/ET/KC)

FIRST SCHEDULE

See Exhibit T3E.2 Hong Kong Scheme of Arrangement